UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

Vu1 CORPORATION

(Exact Name of Registrant as specified in charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commission File Number)	(IRS Employer Identification No.)

1001 Camelia Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(855) 881-2852
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

FORM 8-K

Vu1 Corporation

June 20, 2013

Item 1.01    Entry into a Material Definitive Agreement.

On June 20, 2014, the Company entered into a letter agreement with Highbridge International, LLC ("Highbridge") to extend and amend the Company’s Original Issue Discount Convertible Debenture (as previously amended) issued to Highbridge on June 22, 2011, in the original principal sum of $2,353,000.  Pursuant to the letter agreement, the Company and Highbridge agreed to extend the maturity date of the Debenture to June 22, 2015 and reduce the conversion price under the Debenture to $2.00 per share from the current $2.50 per share.  Additionally, the Company agreed to issue 125,160 shares of the Company's common stock to Highbridge in payment of accrued, unpaid interest under the Debenture for the period from June 23, 2013 to June 22, 2014, which shares were valued at the closing price of $0.94 per share, as reported by the OTCQB marketplace on June 20, 2014.

A copy of the letter agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The summary description of the letter agreement is qualified in its entirety by reference to the full text of such exhibit.

Item 3.02   Unregistered Sales of Equity Securities.

As discussed in Item 1.01 above, the Company issued 125,160 shares of common stock to Highbridge in payment of accrued, unpaid interest under the Debenture for the period from June 23, 2013 to June 22, 2014.  The shares are not being registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(a)(2) thereof and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated June 20, 2014, between Vu1 Corporation and Highbridge International, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VU1 CORPORATION

Date: June 24, 2014	By: /s/ Matthew J. DeVries
Matthew J. DeVries
Chief Financial Officer